Exhibit (32)b
Certification of Chief Financial Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Maria Henry, Chief Financial Officer of Kimberly-Clark Corporation, certify that, to my knowledge:

(1)
the Form 10-Q, filed with the Securities and Exchange Commission on October 23, 2017 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Kimberly-Clark Corporation.

/s/ Maria Henry
Maria Henry
Chief Financial Officer

October 23, 2017